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EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                           FOR THE THREE   FOR THE THREE  FOR THE NINE  FOR THE NINE
                                                           MONTHS ENDED    MONTHS ENDED   MONTHS ENDED  MONTHS ENDED
                                                             SEPT 30,        SEPT 30,       SEPT 30,      SEPT 30,
                                                               1996            1997           1996          1997
                                                           ------------    ------------   ------------  ------------
                                                              (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE AMOUNTS)

Income (loss) before extraordinary items                   $    18,937    $    10,948     $  23,873     $    35,347
Extraordinary loss                                                                           (2,215)         (3,270)
                                                           -----------    -----------     ----------    -----------
Net income (loss)                                          $    18,937    $    10,948     $   21,658    $    32,077
                                                           -----------    -----------     ----------    -----------
                                                           -----------    -----------     ----------    -----------
Calculation of primary earnings (loss) per share:

Weighted average shares outstanding                         10,454,403     15,668,120      8,661,111     14,897,139
Common stock equivalents (options & warrants)                  795,279      1,411,607        699,427      1,032,569
                                                           -----------    -----------     ----------    -----------
Total weighted average shares outstanding                   11,249,682     17,079,727      9,360,538     15,929,708
                                                           -----------    -----------     ----------    -----------
                                                           -----------    -----------     ----------    -----------
Income (loss) before extraordinary items                   $      1.68    $      0.64     $     2.55    $      2.22
Extraordinary  loss                                               0.00           0.00          (0.24)         (0.21)
                                                           -----------    -----------     ----------    -----------
Net income (loss)                                          $      1.68    $      0.64     $     2.31    $      2.01
                                                           -----------    -----------     ----------    -----------
                                                           -----------    -----------     ----------    -----------
Calculation of fully diluted  earnings (loss) per share:

Weighted average shares outstanding                         10,454,403     15,668,120      8,661,111     14,897,139
Common stock equivalents (options & warrants)                  800,096      1,519,631        790,508      1,288,806
                                                           -----------    -----------     ----------    -----------
Total weighted average shares outstanding                   11,254,499     17,187,751      9,451,619     16,185,945
                                                           -----------    -----------     ----------    -----------
                                                           -----------    -----------     ----------    -----------
Income (loss) before extraordinary items                   $      1.68    $      0.64     $     2.53    $      2.18
Extraordinary  loss                                               0.00           0.00          (0.23)         (0.20)
                                                           -----------    -----------     ----------    -----------
Net income (loss)                                          $      1.68    $      0.64     $     2.29    $      1.98
                                                           -----------    -----------     ----------    -----------
                                                           -----------    -----------     ----------    -----------
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